As filed with the Securities and Exchange Commission on June 12, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ACTIVIDENTITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-0485038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6623 Dumbarton Circle

Fremont, California 94555

(Address of principal executive offices)

2004 Equity Incentive Plan

(Full title of the Plan)

Mark J. Lustig

Chief Financial Officer

6623 Dumbarton Circle

Fremont, California 94555

Telephone: (510) 574-0100

Facsimile: (510) 574-0101

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Stephen C. Ferruolo, Esq.

Ryan A. Murr, Esq.

GOODWIN PROCTER LLP

4365 Executive Drive, Suite 300

San Diego, California 92121

Telephone: (858) 202-2700

Facsimile: (858) 457-1255

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share	4,000,000	$4.68	$18,720,000	$574.71

(1)	This registration statement shall also cover any additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high ($4.74) and low ($4.61) prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on June 11, 2007.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

This registration statement registers an additional 4,000,000 shares of common stock for issuance under the Registrant’s 2004 Equity Incentive Plan (the “2004 Plan”). This increase in the share reserve under the 2004 Plan was approved by the stockholders of the Registrant at a meeting held on February 12, 2007. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-117317) filed with the Securities and Exchange Commission on July 12, 2004, which Registration Statement also relates to the shares issuable under the 2004 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fremont, California, on June 12, 2007.

ACTIVIDENTITY CORPORATION

By:	/s/ Mark J. Lustig
Mark J. Lustig,
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jason Hart and Mark Lustig, jointly and severally, his attorney-in-fact, each with the power of substitution, for such person in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection herewith, as fully to all intents and purposes as he might do or could do in person hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jason Hart	Chief Executive Officer and Director	June 12, 2007
Jason Hart

/s/ Mark Lustig	Chief Financial Officer	June 12, 2007
Mark Lustig

/s/ Richard A. Kashnow	Chairman of the Board of Directors	June 12, 2007
Richard A. Kashnow

/s/ Jim Frankola	Director	June 12, 2007
Jim Frankola

/s/ James E. Ousley	Director	June 12, 2007
James E. Ousley

/s/ Richard White	Director	June 12, 2007
Richard White

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Goodwin Procter LLP

10.1(1)	2004 Equity Incentive Plan of ActivIdentity Corporation

23.1	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Goodwin Procter LLP (filed as a part of Exhibit 5.1)

24.1	Power of Attorney (included in the signature page hereto).

(1)	Incorporated by reference from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed July 12, 2004.